For Immediate Release

June 5, 2011

For More Information

Carl J. Chaney, President & Chief Executive Officer

Michael M. Achary, EVP & Chief Financial Officer

Trisha Voltz Carlson, SVP, Investor Relations

800.522.6542 or 504.299.5208

 Hancock Holding Company completes Whitney Holding Corporation merger

      GULFPORT, Miss. (June 5, 2011)—Hancock Holding Company (Nasdaq: HBHC) (“Hancock”) announced today the completion of its acquisition of Whitney Holding Corporation (Nasdaq: WTNY) (“Whitney”), effective Saturday, June 4, 2011.

      “This milestone in the rich histories of two well-established Gulf South banks begins a new era of opportunity for the company, our Hancock and Whitney customers, and the communities we serve,” said Hancock Holding Company President and Chief Executive Officer Carl J. Chaney.  “The merger of Whitney into Hancock joins two longtime neighbors committed for more than a century to values of strength, stability, integrity, and service.”

      Subject to the terms of the merger agreement, Whitney shareholders are entitled to receive 0.418 shares of Hancock common stock in exchange for each share of Whitney common stock they owned immediately prior to the merger.

      As a result of the merger, Hancock Holding Company is now the parent company of two banks:  Hancock Bank, headquartered in Gulfport, and Whitney Bank, headquartered in New Orleans and the largest state-chartered bank in Louisiana.  Chaney and fellow Hancock CEO and Chief Operating Officer John M. Hairston will continue to lead Hancock Holding Company and remain as senior executives of Hancock Bank, while veteran New Orleans and Whitney banker Joseph S. “Joe” Exnicios has been appointed president of Whitney Bank.

      “This combination creates the preeminent Gulf South financial institution, with $20 billion in assets and nearly 300 full-service branch locations.  We believe the complementary strengths of Hancock and Whitney create a superior, dynamic financial institution with experienced local leadership and talented associates who are ready to serve our valued customers and communities throughout our business footprint spanning the Gulf Coast from Houston, Texas, to Tampa, Florida,” Chaney emphasized.

      Until Hancock Bank and Whitney Bank convert to a single operating system—anticipated to occur in early 2012, Hancock and Whitney customers should continue to do business at their current Hancock or Whitney branches.  However, customers of both banks can now use Hancock and Whitney ATMs free of charge.

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      “It’s business as usual at all Hancock and Whitney branches, with the immediate benefit of access to nearly 400 ATMs across five states for customers of both banks,” added Chaney.

      Additional information about the Hancock and Whitney merger is available at www.OneStrongFuture.com, the company’s merger-central website.

About Hancock Holding Company

      Following completion of the Whitney merger, Hancock Holding Company has assets of approximately $20 billion.  Both Hancock Bank and Whitney Bank were founded more than a century ago and operate a combined total of 293 full-service bank branches and almost 400 ATMs across a Gulf South corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas.

      The Hancock Holding Company financial services family also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and its divisions of J. Everett Eaves and Ross King Walker; Magna Insurance Company; Southern Coastal Insurance Agency, Inc.; corporate trust offices in Gulfport and Jackson, Miss., New Orleans, Baton Rouge, and Orlando; and Harrison Finance Company.

      Investors and customers can access more information about Hancock Holding Company, Hancock Bank, and e-banking at www.hancockbank.com.  Details about Whitney Bank and online banking are available at www.whitneybank.com.

        “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results, the timing of system conversions, delays and difficulties in integrating Whitney and Hancock businesses or fully realizing cost savings and other benefits, the anticipated impact of the merger on future operations, growth opportunities, customer experiences and employee matters, business disruptions following the merger, customer disintermediation and other consequences associated with mergers and acquisitions.  These forward-looking statements are subject to a number of factors and uncertainties which could cause Hancock’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements, including factors described in Hancock’s SEC filings, including those set forth under “Risk Factors” in Hancock’s Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011.